Filed pursuant to Rule 424(b)(3)
File Nos. 333-274875 and 811-23904
AMG PANTHEON CREDIT SOLUTIONS FUND
Supplement dated March 21, 2025
to the Prospectus, dated April 1, 2024, as supplemented January 2, 2025 and January 15, 2025
The following information supplements and supersedes any information to the contrary relating to AMG Pantheon Credit Solutions Fund (the “Fund”) contained in the Fund’s current Prospectus (the “Prospectus”), dated and supplemented as noted above.
Effective immediately, the Fund will no longer charge a 2.00% early repurchase fee. Accordingly, all references to the early repurchase fee in the Fund’s prospectus are hereby deleted.
PLEASE KEEP THIS SUPPLEMENT FOR FUTURE REFERENCE